                                                                    99.a(1)(iii)

                         Notice of Guaranteed Delivery

                                      for

                 Tender of Common Shares of Beneficial Interest

           (including common units of limited partnership interests in
               Acadia Realty Limited Partnership convertible into
           Acadia Realty Trust Common Shares of Beneficial Interest)

                                       of

                              Acadia Realty Trust

   This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if: (i) certificates ("Certificates") for Common Shares of Beneficial Interest (including common units of limited partnership interest convertible into our common shares) of the Acadia Realty Trust, a Maryland real estate investment trust, are not immediately available, (ii) Certificates and all other required documents cannot be delivered to American Stock Transfer & Trust Company, as Depositary (the "Depositary"), prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase (as defined below)) or (iii) the procedure for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand, overnight courier or mail to the Depositary. See Section 3 of the Offer to Purchase.

                        The Depositary for the Offer is:

                    American Stock Transfer & Trust Company

                              By First Class Mail,
                             By Hand Delivery, and
                     By Overnight Delivery or Express Mail:
                    American Stock Transfer & Trust Company
                                 59 Maiden Lane
                                  Plaza Level
                               New York, NY 10038

                               Telephone Number:
                           Toll Free: 1-877-777-0800

                            Facsimile Transmission:
                                 1-718-234-5001

                   To Confirm Receipt of Notice of Guaranteed
                                  Delivery and
                            Facsimile Transmissions:
                                 1-877-777-0800

   DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

   This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

   The undersigned hereby tenders to Acadia Realty Trust, a Maryland real estate investment trust ("Acadia" or the "Company"), upon the terms and subject to the conditions set forth in the Offer to Purchase dated December 20, 2001 (the "Offer to Purchase") and the related Letter of Transmittal (which together, as from time to time amended, constitute the "Offer"), receipt of each of which is hereby acknowledged, Common Shares of Beneficial Interest (including common units of limited partnership interest convertible into our common shares) ("Shares"), pursuant to the guaranteed delivery procedures described in Section 3 of the Offer to Purchase.

        PRICE (IN DOLLARS) AT WHICH EACH OF THE SHARES ARE BEING TENDERED

           IF SHARES ARE BEING TENDERED AT MORE THAN ONE PRICE, USE A SEPARATE NOTICE OF GUARANTEED DELIVERY FOR EACH PRICE SPECIFIED.

           CHECK ONLY ONE BOX. IF MORE THAN ONE BOX IS CHECKED, OR IF
             NO BOX IS CHECKED (EXCEPT AS PROVIDED IN THE ODD LOTS
              INSTRUCTIONS), THERE IS NO PROPER TENDER OF SHARES.

                            _______________________

         SHARES TENDERED AT PRICE DETERMINED BY MODIFIED DUTCH AUCTION

|_| The undersigned wants to maximize the chance of having the Company purchase all the Shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this one box instead of one of the price boxes below, the undersigned hereby tenders Shares and is willing to accept the Purchase Price resulting from the modified "Dutch auction" process. This action will result in receiving a price for each of the Shares for as low as $6.05 or as high as $6.50.

                                      -OR-

                 SHARES TENDERED AT PRICE DETERMINED BY HOLDER

      IF SHARES ARE BEING TENDERED AT MORE THAN ONE PRICE, USE A SEPARATE
            NOTICE OF GUARANTEED DELIVERY FOR EACH PRICE SPECIFIED.

   By checking one of the boxes below instead of the box above, the undersigned hereby tenders Shares at the price checked. This action could result in none of the Shares being purchased if the Purchase Price for the Shares is less than the price checked. If the Purchase Price for the Shares is equal to or greater than the price checked, then the Shares purchased by the Company will be purchased at the Purchase Price. A Holder who desires to tender Shares at more than one price must complete a separate Notice of Guaranteed Delivery for each price at which Shares are tendered. The same Shares cannot be tendered at more than one price (unless those Shares were previously tendered and withdrawn.)

               |_| $6.05 |_| $6.10 |_| $6.15 |_| $6.20 |_| $6.25

               |_| $6.30 |_| $6.35 |_| $6.40 |_| $6.45 |_| $6.50


                                    ODD LOTS


|_| To be checked ONLY if Shares are being tendered by or on behalf of a person owning beneficially, as of the close of business on December 20, 2001, and who continues to own beneficially as of the Expiration Date, an aggregate of less than 100 Shares.
    The undersigned either (check one box):

|_| was the beneficial owner, as of the close of business on December 20, 2001, of an aggregate of less than 100 Shares all of which are being tendered; or

|_| is a broker, dealer, commercial bank, trust company or other nominee which:

  (a) is tendering, for the beneficial owners thereof, Shares with respect to which it is the record owner, and

  (b) believes, based upon representations made to it by such beneficial owners, that each such person was the beneficial owner, as of the close of business on December 20, 2001, of an aggregate of less than 100 Shares and is tendering all of such Shares.

                               CONDITIONAL TENDER

   You may condition your tender of Shares on us purchasing a specified minimum number of your tendered Shares, all as described in Section 6 of the Offer to Purchase. Unless the minimum number of Shares you indicate below is purchased by us in our Offer, none of the Shares you tendered will be purchased. It is your responsibility to calculate that minimum number of Shares that must be purchased if any are purchased, and you are urged to consult your own tax advisor before completing this section. Unless this box has been checked and a minimum number of Shares specified, your tender will be deemed unconditional.

|_| The minimum number of Shares that must be purchased, if any are purchased, is: _____ Shares.

    If because of proration, the minimum number of Shares that you designated above will not be purchased, we may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, you must have tendered all your Shares and checked this box:

|_| The tendered Shares represent all Shares held by me.


----------------------------------------------------------------------------------------------
            PLEASE TYPE OR PRINT                          SIGN HERE:

  ______________________________________   Signature(s):____________________________________
                  (Name(s))
                                           Date:____________________________________________
  ______________________________________
   (Certificate Number(s)(If Available)    If Shares will be delivered by book-entry transfer,
                                           give Depository Trust Company
  ______________________________________   Account Number:__________________________________
              (Address(es))

  ______________________________________   Taxpayer Identification or Social Security
    (Area Code and Telephone Number)       Number:__________________________________________

----------------------------------------------------------------------------------------------

                                   GUARANTEE
                    (Not to be used for Signature Guarantee)


   The undersigned, a firm which is a member of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office, branch or agency in the United States which is a member of one of the Stock Transfer Association's approved medallion programs (such as the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchange Medallion Program) (each, an "Eligible Institution"), hereby (i) guarantees to deliver to the Depositary, at one of its addresses set forth above, Certificates evidencing the Shares tendered hereby, in proper form for transfer, or confirmation of the book-entry transfer of such Shares into the Depositary's account at the Depository Trust Company (pursuant to the procedures set forth in Section 3 of the Offer to Purchase), together with a properly completed delivery of a Letter of Transmittal (or facsimile thereof) properly completed and duly executed, with any required signature guarantees and/or any other documents required by the Letter of Transmittal, all within three New York Stock Exchange trading days,
(ii) represents that the undersigned has a net long position in Shares or equivalent securities at least equal to the Shares tendered within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended, and (iii) represents that such tender of Shares complies with Rule 14e-4.


--------------------------------------------------------------------------------

  (Name of Firm)_____________________________________________________________


  ___________________________________________________________________________
                            (Authorized Signature)

  (Address)__________________________________________________________________
                                                           (Include Zip Code)


  (Title)____________________________________________________________________


  Name:______________________________________________________________________


  (Area Code and Telephone Number)___________________________________________


  Dated:_____________________________________________________________________

--------------------------------------------------------------------------------

NOTE: DO NOT SEND SHARES CERTIFICATES WITH THIS NOTICE. SHARES CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.